EXHIBIT 10.19

                              SECOND AMENDMENT TO
                             CORE LABORATORIES N.V.
                  1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
             (As Amended and Restated Effective as of May 29, 1997)

WHEREAS, CORE LABORATORIES N.V. (the "Company") has heretofore adopted the CORE LABORATORIES N.V. 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (As Amended and Restated Effective as of May 29, 1997) (the "Plan"); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph 5 of the Plan shall be deleted and replaced with the following:

         "Subject to adjustment as provided in Paragraph 10 hereof, a total of 700,000 Common Shares shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan."

2. This amendment to the Plan set forth in paragraph 1 hereof shall be effective as of May 25, 2000, provided that this amendment to the Plan is approved by the shareholders of the Company at the 2000 annual meeting of the Company's shareholders.

3.       As amended hereby, the Plan is specifically ratified and reaffirmed.